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Exhibit 5.3

Conner & Winters, LLP 4000 One Williams Center | Tulsa, OK 74172-0148 p (918) 586-5711 | f (918) 586-8982 | cwlaw.com

November 1, 2017

Halcón Resources Corporation
1000 Louisiana St., Suite 6700
Houston, Texas 77002

Re:	Halcón Resources Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as Oklahoma counsel to Halcón Resources Corporation, a Delaware corporation, (the "Company"), and Halcón Gulf States, LLC, an Oklahoma limited liability company (the "Oklahoma Guarantor"), in connection with the filing by the Company and the additional registrants named therein with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to (i) up to $425,005,000.00 aggregate principal amount of 6.75% Senior Notes due 2025 (the "Exchange Notes") of the Company to be issued under an Indenture, dated as of February 16, 2017 (the "Indenture"), among the Company, the subsidiary guarantors party thereto (the "Guarantors") and U.S. Bank National Association, as trustee (the "Trustee"), pursuant to the exchange offer (the "Exchange Offer") described in the Registration Statement, and (ii) the guarantee by the Guarantors of the Exchange Notes pursuant to the Indenture (the "Guarantees").

        In connection with the opinion set forth below, we have examined (i) the Registration Statement, (ii) the Indenture, (iii) the articles of organization, operating agreement and other constituent documents of the Oklahoma Guarantor, each as amended and in effect on the date hereof, and (iv) certain resolutions adopted by the sole member and manager of the Oklahoma Guarantor. We have also made such investigations of law and examined originals or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. With your approval, we have relied as to certain matters on information obtained from public officials, officers of the Oklahoma Guarantor and other sources believed by us to be reliable. In the course of the foregoing investigations and examinations, we have assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as electronic copies, telecopies, photocopies or conformed copies, and (ii) the truthfulness of all statements of fact set forth in the documents and records examined by us.

        Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

          1.     The Oklahoma Guarantor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Oklahoma and has the necessary limited liability company power to execute, deliver and perform its obligations under the Indenture and the Guarantee.

          2.     The execution, delivery and performance by the Oklahoma Guarantor of its obligations under the Indenture and the Guarantee have been duly authorized by the Oklahoma Guarantor.

        This opinion is based on and limited to the laws of the State of Oklahoma and the relevant federal law of the United States of America. We express no opinion with respect to the law of any other jurisdiction.

        This opinion may be relied on by Mayer Brown LLP in connection with its opinion dated the date hereof filed as Exhibit 5.1 to the Registration Statement.

        We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Conner & Winters, LLP

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  Exhibit 5.3